Exhibit 99.1

 CONSENT OF RYSTAD ENERGY.
We hereby consent to the references to our company’s name in the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2019 (the “Quarterly Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company of our Proppant Market report - 2Q 2019, published on February 26, 2019. We also hereby consent to the filing of this letter as an exhibit to the Quarterly Report.

RYSTAD ENERGY

By:	/s/ Andrew Conacher
	Name:	Andrew Conacher
	Title:	SVP Business Development
May 1, 2019